UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2021

SCHOLASTIC CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-19860	13-3385513
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

557 BROADWAY, NEW YORK, NEW YORK	10012
(Address of Principal Executive Offices)	(Zip Code)

(212) 343-6100

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	SCHL	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.01 - Changes in Control of Registrant

To the knowledge of the Registrant, a change in control of the Registrant has occurred. As previously announced by the Registrant in a press release dated June 6, 2021, M. Richard Robinson, Jr., the Chairman, Chief Executive Officer and controlling stockholder of the Registrant, passed away on June 5, 2021.

Iole Lucchese, Executive Vice President and Chief Strategy Officer of the Registrant and President of Scholastic Entertainment Inc., is the Scholastic special executor of Mr. Robinson’s estate (the “Estate”) and became qualified under local law to perform her duties as executor under preliminary letters testamentary dated July 1, 2021 that were delivered to Ms. Lucchese on July 6, 2021. As executor, Ms. Lucchese has sole voting and dispositive power over 890,904 shares of the Registrant’s Class A Stock (“Class A Shares”) (53.8% of the outstanding Class A Shares) and sole voting and dispositive power over 2,046,871 shares of the Registrant’s Common Stock (“Common Shares”) (6.03% of the outstanding Common Shares, including, for this purpose, 1,220,690 options over Common Shares held by the Estate which are immediately exercisable). The Class A Shares are convertible into Common Shares on a one-for-one basis. For purposes of determining beneficial ownership by Ms. Lucchese of Common Shares pursuant to relevant securities law regulations, assuming the conversion of all of the Class A Shares in the Estate and the exercise of all immediately exercisable options in the Estate, Ms. Lucchese may be deemed to beneficially own, directly or indirectly, 3,075,727 shares of the Registrant’s Common Shares, or approximately 8.8%, of the total number of Common Shares outstanding. This number includes 31,233 Common Shares and 106,719 exercisable options held individually by Ms. Lucchese.

The Registrant’s charter provides that, except as otherwise provided by Delaware law, the Common Shares’ voting rights are limited to the election of 1/5 of the members of the Registrant’s board of directors. The holders of the Class A Shares have all other voting rights, including the right to elect all remaining members of the Registrant’s board of directors.

Under Mr. Robinson’s will and revocable trust, Ms. Lucchese is expected to be the sole beneficiary of the 890,904 Class A Shares after probate is completed. As such, she will continue to retain the sole voting and dispositive power with respect to these 890,904 Class A Shares. Consequently, Ms. Lucchese may be deemed to control the Registrant.

Ms. Lucchese will continue to serve the Registrant as Executive Vice President and Chief Strategy Officer and President of Scholastic Entertainment Inc., and the Registrant is progressing with its search for the person to fill the position of Chief Executive Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on this 12th day of July, 2021.

SCHOLASTIC CORPORATION

By:	/s/ Andrew S. Hedden
Name:	Andrew S. Hedden
Title:	Executive Vice President, General Counsel and Secretary